NEWS RELEASE
May 1, 2015                                                                             Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                                  (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended March 31, 2015. Net revenue was approximately $105.8 million, a decrease of 4.8% from the same period in 2014.  Adjusting for timing differences on major events, consolidated net revenue increased approximately $2.7 million and 2.7% for the quarter ended March 31, 2015, compared to the same period in 2014. Station operating income1 was approximately $36.6 million, an increase of 4.0% from the same period in 2014. The Company reported operating income of approximately $15.6 million compared to operating income of approximately $15.8 million for the same period in 2014. Net loss was approximately $18.5 million or $0.39 per share compared to net loss of $25.2 million or $0.53 per share, for the same period in 2014.

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PAGE 2 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2015	2014
STATEMENT OF OPERATIONS	(unaudited)
	(in thousands, except share data)

NET REVENUE	$105,763	$111,072
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	34,457	35,272
Selling, general and administrative, excluding stock-based compensation	34,708	40,613
Corporate selling, general and administrative, excluding stock-based compensation	10,336	10,041
Stock-based compensation	1,581	45
Depreciation and amortization	9,088	9,270
Total operating expenses	90,170	95,241
Operating income	15,593	15,831
INTEREST INCOME	7	53
INTEREST EXPENSE	19,245	21,863
LOSS ON RETIREMENT OF DEBT	-	5,679
OTHER (INCOME) EXPENSE, net	(152)	66
Loss before provision for income taxes and noncontrolling interest in income of subsidiaries	(3,493)	(11,724)
PROVISION FOR INCOME TAXES	8,530	8,578
CONSOLIDATED NET LOSS	(12,023)	(20,302)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	6,466	4,881
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,489)	$(25,183)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,489)	$(25,183)

Weighted average shares outstanding - basic2	47,608,038	47,441,175
Weighted average shares outstanding - diluted3	47,608,038	47,441,175

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PAGE 3 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31,
	2015	2014
PER SHARE DATA - basic and diluted:	(unaudited)
	(in thousands, except per share data)

Consolidated net loss attributable to common stockholders (basic)	$(0.39)	$(0.53)

Consolidated net loss attributable to common stockholders (diluted)	$(0.39)	$(0.53)

SELECTED OTHER DATA
Station operating income 1	$36,598	$35,187
Station operating income margin (% of net revenue)	34.6%	31.7%

Station operating income reconciliation:

Consolidated net loss attributable to common stockholders	$(18,489)	$(25,183)
Add back non-station operating income items included in consolidated net loss:
Interest income	(7)	(53)
Interest expense	19,245	21,863
Provision for income taxes	8,530	8,578
Corporate selling, general and administrative expenses	10,336	10,041
Stock-based compensation	1,581	45
Loss on retirement of debt	-	5,679
Other (income) expense, net	(152)	66
Depreciation and amortization	9,088	9,270
Noncontrolling interest in income of subsidiaries	6,466	4,881
Station operating income	$36,598	$35,187

Adjusted EBITDA4	$26,630	$26,205

Adjusted EBITDA reconciliation:

Consolidated net loss attributable to common stockholders	$(18,489)	$(25,183)
Interest income	(7)	(53)
Interest expense	19,245	21,863
Provision for income taxes	8,530	8,578
Depreciation and amortization	9,088	9,270
EBITDA	$18,367	$14,475
Stock-based compensation	1,581	45
Loss on retirement of debt	-	5,679
Other (income) expense, net	(152)	66
Noncontrolling interest in income of subsidiaries	6,466	4,881
Employment Agreement Award and incentive plan award expenses*	368	1,059
Adjusted EBITDA	$26,630	$26,205

*The Company modified the definition of Adjusted EBITDA during 2014 for the inclusion of Employment Agreement Award and incentive plan award expenses. All prior periods have been reclassified to conform to current period presentation.

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PAGE 4 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	March 31, 2015	December 31, 2014
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$61,039	$67,781
Intangible assets, net	1,111,215	1,119,304
Total assets	1,385,150	1,398,555
Total debt (including current portion)	819,776	820,305
Total liabilities	1,169,416	1,167,147
Total equity	204,065	220,572
Redeemable noncontrolling interest	11,669	10,836
Noncontrolling interest	202,406	201,674

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $1.8 million (subject to variable rates) (a)	$365,776	7.50%
9.25% senior subordinated notes due February 2020 (fixed rate)	335,000	9.25%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing. Adjusted Net Revenue consists of gross revenue, net of local and national agency and outside sales representative commissions, net of a timing adjustment related to promotional events.

	Three Months Ended March 31,
	2015	2014	$ Change	% Change
	(Unaudited)

Net Revenue:
Radio Advertising	$51,284	$54,294	$(3,010)	-5.5%
Political Advertising	56	364	(308)	-84.6%
Digital Advertising	7,191	7,655	(464)	-6.1%
Cable Television Advertising	21,207	19,289	1,918	9.9%
Cable Television Affiliate Fees	24,411	20,181	4,230	21.0%
Event Revenues & Other	1,614	9,289	(7,675)	-82.6%

Net Revenue (as reported)	$105,763	$111,072	$(5,309)	-4.8%

Adjusted for timing change of Fantastic Voyage and Women's Empowerment. The reconciliation of Adjusted Net Revenue to Net Revenue is as follows:

Radio Advertising	$51,284	$54,294	$(3,010)	-5.5%
Political Advertising	56	364	(308)	-84.6%
Digital Advertising	7,191	7,655	(464)	-6.1%
Cable Television Advertising	21,207	19,289	1,918	9.9%
Cable Television Affiliate Fees	24,411	20,181	4,230	21.0%
Event Revenues & Other	1,614	1,241	373	30.1%

Adjusted Net Revenue	105,763	103,024	2,739	2.7%

Timing adjustment related to promotional events	-	8,048	(8,048)	-100.0%

Net Revenue (as reported)	$105,763	$111,072	$(5,309)	-4.8%

Net revenue decreased to approximately $105.8 million for the quarter ended March 31, 2015, from approximately $111.1 million for the same period in 2014, a decrease of 4.8%. Net revenue from our radio broadcasting segment decreased 9.4% for the quarter ended March 31, 2015, compared to the same period in 2014, primarily due to declines in our four largest markets. We experienced net revenue growth most significantly in our Charlotte, Cincinnati, Dallas and St. Louis markets, with our Atlanta, Baltimore, Cleveland, Columbus, Houston and Washington D.C. markets experiencing the most significant declines. There was also a timing difference of a major promotional event that occurred in one of our markets in the first quarter of 2014 and will appear in second quarter results for 2015. We recognized approximately $45.7 million of revenue from our cable television segment during the three months ended March 31, 2015, compared to approximately $39.7 million for the same period in 2014, with the increase due to higher advertising demand and an increase in subscriber rates for certain affiliates. Reach Media’s net revenue decreased approximately $6.0 million for the quarter ended March 31, 2015, compared to the same period in 2014 due primarily to the timing of the “Tom Joyner Fantastic Voyage” which was held in the first quarter of 2014 and will also appear in the second quarter results for 2015. The annual event generated revenue of approximately $6.6 million during the first quarter of 2014. Finally, net revenues for our internet business decreased $700,000 and 10.9% for the three months ended March 31, 2015, compared to the same period in 2014 due to a decline in direct revenue.

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PAGE 6 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $79.5 million for the quarter ended March 31, 2015, down 7.5% from the approximately $85.9 million incurred for the comparable quarter in 2014. Reach Media’s event, the “Tom Joyner Fantastic Voyage,” generated expenses of approximately $5.8 million during the first quarter of 2014.

Depreciation and amortization expense decreased to approximately $9.1 million compared to approximately $9.3 million for the quarters ended March 31, 2015 and 2014, respectively, a decrease of 2.0%. The decrease was due to the completion of useful lives for certain assets.

Interest expense decreased to approximately $19.2 million for the three months ended March 31, 2015, compared to approximately $21.9 million for the same period in 2014. The primary driver of the decrease in interest expense was due to the lower interest rate associated with the 9.25% Senior Subordinated Notes due 2020 (“2020 Notes”), compared to the 12.5%/15% Senior Subordinated Notes due 2016 (“2016 Notes”) which were redeemed during the first quarter of 2014. The Company made cash interest payments of approximately $25.8 million for the quarter ended March 31, 2015, compared to cash interest payments of approximately $21.4 million for the quarter ended March 31, 2014.  Cash interest payments were higher for the quarter ended March 31, 2015, due to interest payment timing of the 2020 Notes.

The loss on retirement of debt of approximately $5.7 million for the three months ended March 31, 2014, was due to the retirement of the 2016 Notes during the first quarter. This amount includes a write-off of approximately $4.1 million of previously capitalized debt financing costs and approximately $1.6 million associated with the net premium paid to retire the 2016 Notes.

For the three months ended March 31, 2015, and 2014, the provision for income taxes was approximately $8.5 million and $8.6 million, respectively, primarily attributable to the deferred tax liability for indefinite-lived intangible assets. The Company paid $54,000 and $573,000 in taxes for the quarters ended March 31, 2015 and 2014, respectively.

The increase in noncontrolling interests in income of subsidiaries is due to greater net income generated by TV One and Reach Media during the three months ended March 31, 2015, compared to the 2014 period.

Other pertinent financial information includes capital expenditures of approximately $2.9 million and $1.7 million for the quarters ended March 31, 2015 and 2014, respectively.  The Company received dividends from TV One in the amount of approximately $6.3 million and $3.6 million for the quarters ended March 31, 2015 and 2014, respectively. As of March 31, 2015, the Company had total debt (net of cash balances) of approximately $758.7 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet, approximately $37.6 million; Reach Media, approximately $7.0 million; and Cable Television, approximately $16.4 million. In addition to cash and cash equivalents, the cable television segment also has long-term investments of $593,000. There were no stock repurchases made during the quarters ended March 31, 2015 and 2014.

Other Matters

As noted in our current report on Form 8-K filed April 23, 2015, on April 17, 2015, the Company closed its previously announced private offering (the “Offering”) of $350.0 million aggregate principal amount of 7.375% senior secured notes due 2022 (the “Notes”). The Notes were offered at an original issue price of 100.0% plus accrued interest from April 17, 2015 and will mature on April 15, 2022. Interest on the Notes accrues at the rate of 7.375% per annum and is payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2015. The Notes are guaranteed, jointly and severally, on a senior secured basis by the Company’s existing and future domestic subsidiaries, including TV One, that guarantee any of its new $350.0 million senior secured credit facility entered into concurrently with the closing of the Notes (the “New Credit Facility”), other syndicated bank indebtedness or capital markets securities.

The New Credit Facility matures on December 31, 2018. At the Company’s election, the interest rate on borrowings under the New Credit Facility are based on either (i) the then applicable base rate (as defined in the New Credit Facility as, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the prime rate published in the Wall Street Journal, (b) 1/2 of 1% in excess rate of the overnight Federal Funds Rate at any given time and (c) the one-month LIBOR rate commencing on such day plus 1.00%), or (ii) the then applicable LIBOR rate (as defined in the New Credit Facility).

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PAGE 7 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

In connection with the closing of the financing transactions, the Company and the guarantors party thereto entered into a Fourth Supplemental Indenture to the indenture governing the 2020 Notes by which TV One, which previously did not guarantee the 2020 Notes, became a guarantor under the 2020 Notes indentures.  In addition, the provisions contained in the Third Supplemental Indenture previously disclosed in the Company’s Current Report on Form 8-K, filed April 1, 2015, which permitted the Company to complete the transactions became operative.  The closing of the financing transactions caused a “Triggering Event” (as defined in the 2020 Notes Indenture) under the 2020 Notes Indenture and, as a result, the 2020 Notes became a general unsecured obligation of the Company and the subsidiary guarantors and rank equal in right of payment with the Company’s other senior indebtedness.

The Company used the net proceeds from the private offering, along with term loan borrowings under the New Credit Facility, to refinance its existing senior secured credit facility, refinance $119.0 million in outstanding indebtedness of TV One and TV One Capital Corp. (“Capital Corp.”), finance the previously announced purchase of the membership interests of an affiliate of Comcast Corporation (“Comcast”) in TV One and pay the related accrued interest, premiums, fees and expenses associated therewith.

The Company paid approximately $211.1 million in cash at closing and issued to Comcast a senior unsecured promissory note in the aggregate principal amount of approximately $11.9 million (the “Comcast Note”). The purchase price was funded in part by net proceeds of the financing transactions and the Comcast Note. The Company now owns a 99.6% interest in TV One.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months ended March 31, 2015 and 2014, are included.

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PAGE 8 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2015
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$105,763	$44,969	$10,707	$5,744	$45,733	$(1,390)
OPERATING EXPENSES:
Programming and technical	34,457	10,176	5,650	2,303	17,449	(1,121)
Selling, general and administrative	34,708	20,646	2,171	3,386	9,393	(888)
Corporate selling, general and administrative	10,336	-	880	-	2,947	6,509
Stock-based compensation	1,581	107	-	21	-	1,453
Depreciation and amortization	9,088	1,156	263	640	6,504	525
Total operating expenses	90,170	32,085	8,964	6,350	36,293	6,478
Operating income (loss)	15,593	12,884	1,743	(606)	9,440	(7,868)
INTEREST INCOME	7	-	-	-	(82)	89
INTEREST EXPENSE	19,245	305	-	-	3,039	15,901
OTHER (INCOME) EXPENSE, net	(152)	27	-	-	-	(179)
(Loss) income before provision for income taxes and noncontrolling interest in income of subsidiaries	(3,493)	12,552	1,743	(606)	6,319	(23,501)
PROVISION FOR INCOME TAXES	8,530	8,500	30	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(12,023)	4,052	1,713	(606)	6,319	(23,501)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	6,466	-	-	-	-	6,466
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,489)	$4,052	$1,713	$(606)	$6,319	$(29,967)

Adjusted EBITDA4	$26,630	$14,147	$2,006	$55	$15,944	$(5,522)

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PAGE 9 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2014
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$111,072	$49,636	$16,716	$6,444	$39,693	$(1,417)
OPERATING EXPENSES:
Programming and technical	35,272	10,668	8,001	2,364	15,527	(1,288)
Selling, general and administrative	40,613	21,261	7,330	3,926	8,737	(641)
Corporate selling, general and administrative	10,041	-	1,247	-	2,127	6,667
Stock-based compensation	45	5	-	-	-	40
Depreciation and amortization	9,270	1,308	291	626	6,542	503
Total operating expenses	95,241	33,242	16,869	6,916	32,933	5,281
Operating income (loss)	15,831	16,394	(153)	(472)	6,760	(6,698)
INTEREST INCOME	53	-	-	-	12	41
INTEREST EXPENSE	21,863	350	-	-	3,039	18,474
LOSS ON RETIREMENT OF DEBT	5,679	-	-	-	-	5,679
OTHER EXPENSE (INCOME), net	66	1	-	-	96	(31)
(Loss) income before provision for income taxes and noncontrolling interest in income of subsidiaries	(11,724)	16,043	(153)	(472)	3,637	(30,779)
PROVISION FOR INCOME TAXES	8,578	8,564	14	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(20,302)	7,479	(167)	(472)	3,637	(30,779)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,881	-	-	-	-	4,881
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(25,183)	$7,479	$(167)	$(472)	$3,637	$(35,660)

Adjusted EBITDA4	$26,205	$17,707	$138	$154	$13,408	$(5,202)

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PAGE 10 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for first fiscal quarter of 2015. This conference call is scheduled for Friday, May 01, 2015 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-800-230-1766; international callers may dial direct (+1) 612-288-0329.

A replay of the conference call will be available from 12:00 p.m. EDT May 01, 2015 until 11:59 p.m. EDT May 03, 2015. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 357519. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at www.radio-one.com. The replay will be made available on the website for seven days after the call.

Radio One, Inc. (radio-one.com), together with its subsidiaries, is a diversified media company that primarily targets African-American and urban consumers. It is one of the nation's largest radio broadcasting companies, currently owning and/or operating 54 stations in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, Bishop T.D. Jakes' Empowering Moments, and the Reverend Al Sharpton Show.

Beyond its core radio broadcasting franchise, Radio One owns Interactive One (interactiveone.com), the fastest growing and definitive digital resource for Black and Latin Americans, reaching millions each month through social content, news, information, and entertainment. Interactive One operates a number of branded sites including News One (news), The Urban Daily (men), Hello Beautiful (women), Global Grind (Millennials) and social networking websites such as BlackPlanet and MiGente. The Company also owns TV One, LLC (tvone.tv), a cable/satellite network programming serving more than 57 million households, offering a broad range of real-life and entertainment-focused original programming, classic series, movies and music designed to entertain, inform and inspire a diverse audience of adult Black viewers.  Additionally, One Solution combines the dynamics of the Radio One’s holdings to provide brands with an integrated and effectively engaging marketing approach that reaches 82% of Black Americans throughout the country.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           For the three months ended March 31, 2015 and 2014, Radio One had 47,608,038 and 47,441,175 shares of common stock outstanding on a weighted average basis (basic), respectively.

3           For the three months ended March 31, 2015 and 2014, Radio One had 47,608,038 and 47,441,175 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.

4           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, Employment Agreement and incentive plan award expenses, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.